EXHIBIT 21

tw telecom Subsidiaries

Subsidiary	Jurisdiction of Incorporation/ Organization	D/B/A
tw telecom inc.	Delaware
tw telecom holdings inc.	Delaware
tw telecom holdings II llc	Delaware
tw telecom l.p.	Delaware
tw telecom management co. llc	Delaware
tw telecom data services llc	Delaware
tw telecom of alabama llc	Delaware
tw telecom of arizona llc	Delaware
tw telecom of arkansas llc	Delaware
tw telecom of colorado llc	Delaware
tw telecom of d.c. llc	Delaware
tw telecom of idaho llc	Delaware
tw telecom of illinois llc	Delaware
tw telecom of louisiana llc	Delaware
tw telecom of kansas city llc	Delaware
tw telecom of kentucky llc	Delaware
tw telecom of louisiana llc	Delaware
tw telecom of maryland llc	Delaware
tw telecom of minnesota llc	Delaware
tw telecom of mississippi llc	Delaware
tw telecom of nevada llc	Delaware
tw telecom of new mexico llc	Delaware
tw telecom of ohio llc	Delaware
tw telecom of oklahoma llc	Delaware
tw telecom of oregon llc	Delaware
tw telecom of south carolina llc	Delaware
tw telecom of tennessee llc	Delaware
tw telecom of texas llc	Delaware
tw telecom of utah llc	Delaware
tw telecom of virginia llc	Virginia

Subsidiary	Jurisdiction of Incorporation/ Organization	D/B/A
tw telecom of washington llc	Delaware
tw telecom of california l.p.	Delaware
tw telecom of florida l.p.	Delaware
tw telecom of georgia l.p.	Delaware
tw telecom of hawaii l.p.	Delaware	Oceanic Communications
tw telecom of indiana l.p.	Delaware
tw telecom of new jersey l.p.	Delaware
tw telecom of new york l.p.	Delaware
tw telecom of north carolina l.p.	Delaware
tw telecom of wisconsin l.p.	Delaware
Xspedius Management Co. International, LLC	Delaware